Exhibit (k)(3)

Investor Application

PRISM MULTI STRATEGY FUND

The undersigned hereby tenders this investor application and applies for the purchase of the dollar amount of common shares of beneficial interest (the “Shares”) of the PRISM Multi Strategy Fund (the “Company”), a Delaware statutory trust registered under the Securities Act of 1933 and the Investment Company Act of 1940 as a closed-end, non-diversified management investment company that is operated as an “interval fund.”

1	Investment (mark initial or additional investment)

Investment amount $

Initial investment ($25,000 minimum initial investment)	Additional investment ($10,000 minimum additional investment)

2	Ownership (select only one)

Please complete Part A of section 4.	Please complete Part A of Section 4.	Please complete Part B of section 4.
SINGLE OWNER	QUALIFIED PLAN ACCOUNT	OTHER ACCOUNT
☐ Individual	☐ Traditional IRA	Supporting documents are required
To make a transfer on death (TOD) designation, attach a completed TOD form. TOD forms can be found on [website to be added when final].	☐ Roth IRA ☐ Rollover IRA ☐ SIMPLE IRA o SEP IRA ☐ Beneficial IRA ☐ Other ________________________	☐ Qualified pension ☐ Corporation: S-Corp ☐ Corporation: C-Corp ☐ Profit-sharing plan ☐ Keogh
MULTIPLE OWNERS	(please specify)	☐ Partnership
☐ Community property		☐ Estate
☐ Tenants in common		☐ Trust
☐ Joint tenants with rights of survivorship		☐ 401(k)
☐ To make a TOD designation, attach a completed		☐ Other _______________________________________
TOD form. TOD forms can be found on [website to be added when final].		(please specify)

MINOR ACCOUNT ☐ UGMA: State of ____________________ ☐ UTMA: State of ____________________		The FS Trustee Certification of Investment Powers Form for Trust Accounts may be completed in lieu of providing trust documents. You can obtain this form by visiting [website to be added when final].

3.	Custodial Arrangement (if applicable)

Name of custodian		Custodian phone #
Mailing address
	(street)		(city, state)	(ZIP)

To be completed by custodian above		Custodian authorization:
Custodian tax ID #
Custodian account #

Version 1.0

PRISM MULTI STRATEGY FUND | Investor Application

4	Investor Information (please print)

A	Individual owner/beneficial owner
(first, middle, last)
	SSN		Date of birth
(mm/dd/yyyy)
Joint owner/beneficial owner
(first, middle, last)
	SSN		Date of birth
(mm/dd/yyyy)
U.S. street address
				(city, state)	(ZIP)
Mailing address
	(Leave blank if your U.S. street address and mailing address are the same)			(city, state)	(ZIP)

	Email address		Phone #

CITIZENSHIP	U.S. citizen	Resident alien		☐ Non-resident alien (form W-8BEN is required)
			(country)		(country)

B	Trust/Corp/Partnership/Other

	SSN/Tax ID	Date of formation
(mm/dd/yyyy)

U.S. street address
			(city, state)	(ZIP)
Mailing address
	(Leave blank if your U.S. street address and mailing address are the same)		(city, state)	(ZIP)

Trustee(s)/authorized person(s)

	Trustee(s)/authorized person(s) SSN	Date of birth
(mm/dd/yyyy)

Trustee(s)/authorized person(s) U.S. street address
	(street)		(city, state)	(ZIP)

5	Distributions

If this election is not completed, the Company will default to sending the investor’s cash distributions out by check to his or her address of record provided in section 4 or to the custodian indicated in section 4, as applicable. I (We) acknowledge that distributions may be funded from offering proceeds or borrowings, which may constitute a return of capital and reduce the amount of capital available to the Company for investment. Any capital returned to shareholders through distributions will be made after payment of fees and expenses.

I (We) hereby elect the distribution option indicated below:

☐ I (We) choose to participate in the Company’s Automatic Dividend Reinvestment Plan.

The Company requires each investor who elects to have his or her distributions reinvested pursuant to the Company’s Automatic Dividend Reinvestment Plan to notify the Company and the broker-dealer or financial institution named in this Investor Application in writing at any time there is a material change in his or her financial condition, including failure to meet the minimum gross income and net worth standards set forth in section 6 below.

☐ I (We) choose to have distributions sent to the address in section 4.

 (Cash distributions for custodial accounts will be sent to the custodian of record noted in section 3.)

☐ I (We) choose to have distributions sent to me (us) at the following address:

(street)	(city, state)	(ZIP)

☐ I (We) choose to have distributions deposited in a checking, savings or brokerage account. (Complete the information below.)

I (We) authorize the Company or its agent to deposit my (our) distributions into the account indicated below. This authority will remain in force until I (we) notify the Company in writing to cancel it. In the event that the Company deposits funds erroneously into my (our) account, the Company is authorized to debit my (our) account for the amount of the erroneous deposit. I (We) also hereby acknowledge that funds and/or Shares in my (our) account may be subject to applicable abandoned property, escheat or similar laws and may be transferred to the appropriate governmental authority in accordance with such laws, including as a result of account inactivity for the period of time specified in such laws or otherwise. None of the Company, its affiliates, its agents or any other person shall be liable for any property delivered in good faith to a governmental authority pursuant to applicable abandoned property, escheat or similar laws.

Name of financial institution	Account type	Checking	Savings	Brokerage*
Mailing address

(street)	(city, state)	(ZIP)

ABA routing number (if applicable)	Account number
*If brokerage is selected, mailing address does not need to be provided

PRISM MULTI STRATEGY FUND | Investor Application

6 Investor Representations

Please carefully read and separately initial each of the representations below. In the case of joint investors, each investor must initial. Except in the case of fiduciary accounts, you may not grant any person power of attorney to make such representations on your behalf. In the case of sales to fiduciary accounts, these minimum standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds to purchase the Shares if the donor or grantor is the fiduciary. In order to induce the Company to accept this subscription, I (we) hereby represent and warrant that:	Owner (initials)	Joint Owner (initials)

(i) I (We) have received the Prospectus (as defined below) for the Company relating to the Shares for which I am (we are) subscribing, wherein the terms and conditions of the offering are described, and I (we) agree to be bound by the terms and conditions contained therein.

(ii) I (We) certify that I (we) am (are) an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933. The definition of “accredited investor” appears in section 10 of this Investor Application.

(iii) I am (We are) purchasing Shares for my (our) own account.

(iv)) I (We) acknowledge that the Shares are not liquid, there is no public market for the Shares, and I (we) may not be able to sell the Shares.

7 Important Information (rights, certifications and authorizations) and Signature

Substitute IRS Form W-9 Certification:
I (We) declare that the information supplied in this Investor Application is true and correct and may be relied upon by the Company in connection with my (our) investment in the Company. Under penalties of perjury, each investor signing below certifies that (1) the number shown in the investor Social Security number/taxpayer identification number field in section 4 of this Investor Application is my correct Social Security number/taxpayer identification number (or I am waiting for a number to be issued to me); (2) I am not subject to backup withholding because (a) I am exempt from backup withholding, (b) I have not been notified by the Internal Revenue Service (the “IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and (3) I am a U.S. person (including a non-resident alien).

NOTE: You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. The IRS does not require your consent to any provision of this Investor Application other than the certifications required to avoid backup withholding.

By signing below, you hereby acknowledge receipt of the prospectus of the Company relating to the Shares for which you have subscribed, as supplemented and amended through the date hereof (as so supplemented and amended, the “Prospectus”), prior to the signing of this Investor Application.

The Prospectus is available at www.sec.gov. You acknowledge that you have reviewed the Prospectus carefully before making any investment decisions. You agree that if your Investor Application is accepted, it will be held, together with the accompanying payment, on the terms described in the Prospectus.

You acknowledge the Company will accept initial and additional purchases of Shares as of the first day of each calendar month. The investor must submit a completed Investor Application form in good order five (5) Business Days before the applicable purchase date. All purchases are subject to the receipt of immediately available funds three (3) Business Days prior to the applicable purchase date in the full amount of the purchase. A completed Investor Application is generally considered to be in “good order” if it complies with the Crow Point Partners, LLC’s (the “Advisor”) (the investment advisor to the Company) administrative procedures and the required information is complete.

You agree that subscriptions will be effective only upon acceptance and that the Advisor and Company reserves the right to reject any subscription in whole or in part. You also acknowledge that subscriptions generally will be accepted or rejected within 15 days of receipt in good order by the Advisor. The Advisor must approve each investor before a subscription will be accepted. The Advisor and the Company reserve the right to impose additional eligibility requirements for investors. An investor may subscribe for additional Shares by completing an additional Investor Application. Subscriptions are subject to the receipt of cleared funds from such account prior to the applicable subscription date and in the full amount of the subscription. Cleared funds must be available in such account no later than three Business Days prior to the particular subscription date or such other date as the Company may determine in its sole discretion and communicate to investors. Although the Company or Advisor may accept, in the Company’s sole discretion, a subscription prior to receipt of cleared funds, an investor may not become a shareholder until cleared funds have been received.

By signing below, you also acknowledge that you have been advised that the assignability and transferability of the Shares is restricted and governed by the terms of the Prospectus; there are risks associated with an investment in the Shares and you should rely only on the information contained in the Prospectus and not on any other information or representations from other sources; and you should not invest in the Shares unless you have an adequate means of providing for your current needs and personal contingencies and have no need for liquidity in this investment.

The Company may be required by law to obtain, verify and record certain personal information from you or persons on your behalf in order to establish the account. Required information includes your name, date of birth, permanent residential address and Social Security Number/Taxpayer Identification Number. The Company may also ask you to provide other identifying documents. If you do not provide the required information, the Company may not be able to open your account. By signing this Investor Application, you agree to provide this information and confirm that this information is true and correct. You further agree that the Company may discuss your personal information and your investment in the Shares at any time with your then-current financial advisor. If the Company is unable to verify your identity, or that of another person(s) authorized to act on your behalf, or if the Company believes it has identified potentially criminal activity, the Company reserves the right to act as the Company deems appropriate, which may include closing your account.

By signing below, you also acknowledge that:

•	An investment in Shares is not suitable for you if you need access to the money you invest.

•	The Shares are an illiquid investment. You should not expect to be able to sell your Shares (other than through the repurchase process) regardless of how the Company performs. Although the Company intends to implement a periodic Share repurchase program, only a limited number of Shares will be eligible for repurchase by the Company. If you are permitted to sell your Shares to a third party rather than through the repurchase process, you may receive less than your purchase price. Unlike most closed-end funds, the Company does not intend to list the Shares on any securities exchange and does not expect a secondary market in the Shares to develop. You should consider that you may not have access to the money you invest for an indefinite period of time. An investment in the Shares is not suitable for you if you need foreseeable access to the money you invest. Because you will be unable to sell your Shares or have them repurchased immediately, you will find it difficult to reduce your exposure on a timely basis during a market downturn.

•	Unlike an investor in most closed-end funds, you should not expect to be able to sell your Shares regardless of how the Company performs.

•	A Two percent (2%) early repurchase fee payable to the Company will be charged with respect to the repurchase of an investor’s Shares at any time prior to the day immediately preceding the one-year anniversary of a investor’s purchase of the Shares (on a “first in-first out” basis). If investors request repurchase proceeds be paid by wire transfer, such investors will be assessed an outgoing wire transfer fee at prevailing rates charged by the Company’s administrator, currently fifteen dollars ($15). The early repurchase fee will be retained by the Company for the benefit of the remaining investors.

•	You represent and warrant that you are an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the 1933 Act. You agree to indemnify the Company, the Advisor, M3Sixty Administration, LLC and Foreside Fund Services, LLC with respect to any misrepresentation made by you in this Investor Application, including but not limited to your status as an accredited investor.

•	The Company’s distributions may be funded from offering proceeds or borrowings, which may constitute a return of capital and reduce the amount of capital available to the Company for investment. Any capital returned to you through distributions will be distributed after payment of fees and expenses.

•	Even if the Company does eventually list its shares, shares of closed-end funds frequently trade at a discount to net asset value and this creates a risk of loss for investors who purchase Shares at the offering price. This risk is separate and distinct from the risk that the Company’s net asset value will decrease.

•	Foreside Fund Services, LLC, the distributor for the offering of the Shares, is not acting as the broker-dealer of record. Specifically, Foreside Fund Services, LLC shall not be responsible for carrying out any broker-dealer functions in connection with your purchase of the Shares, including but not limited to: (i) opening an individual account for you, (ii) determining whether any investment in the Shares is suitable for you, or (iii) verifying your identity. You acknowledge and agree that you do not have a customer relationship with Foreside Fund Services, LLC and any such relationship as customer is solely between you and your financial representative (including, if such financial advisor is a registered investment advisor (“RIA”), such RIA’s custodian).

Owner or Authorized Person Signature	Date (mm/dd/yyyy)	Joint Owner or Authorized Person Signature	Date (mm/dd/yyyy)

PRISM MULTI STRATEGY FUND | Investor Application

8 Financial Representative

The undersigned confirm on behalf of the broker-dealer or financial institution that they (i) are registered and/or properly licensed in the state in which the sale of the Shares to the investor executing this Subscription Agreement will be made; (ii) have reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (iii) have discussed such investor’s prospective purchase of Shares with such investor; (iv) have advised such investor of all pertinent facts with regard to the fundamental risks of the investment, including the lack of liquidity and marketability of the Shares; (v) have delivered a current Prospectus and related supplements, if any, to such investor; (vi) have reasonable grounds to believe that the investor is purchasing these Shares for his or her own account; (vii) will obtain and retain records relating to such investor’s suitability for a period of six (6) years; (viii) have reasonable grounds to believe that (A) the purchase of Shares is a suitable investment for such investor, (B) such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, (C) such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto and (D) such investor has an understanding of the fundamental risks of the investment, the background and qualifications of the persons managing the Company and the tax consequences of purchasing and owning Shares. The undersigned financial representative further represents and certifies that, in connection with this subscription for Shares, he or she has complied with and has followed all applicable policies and procedures under his or her firm’s existing anti-money laundering program and customer identification program.

Broker-dealer name

Financial representative name			Phone
(first, middle, last)

Mailing address
	(street)		(city, state)	(ZIP)

Advisor number	Branch number	Email address

Financial representative signature	Date (mm/dd/yyyy)	Principal signature (if applicable)	Date (mm/dd/yyyy)

9 Investment Instructions

BY WIRE TRANSFER	BY MAIL
[to be added]	(CHECKS SHOULD BE MADE PAYABLE TO “PRISM MULTI STRATEGY FUND”)

	PRISM Multi	Regular mail:	Express/overnight delivery:
	Strategy Fund	25 Recreation Park	25 Recreation Park Drive
	c/o Crow Point	Drive	Hingham, MA 02043
	Partners, LLC	Hingham, MA 02043

10 Definition of Accredited Investor

Accredited investor is any person who comes within any of the following categories:

■	Any natural person whose individual net worth, or joint net worth with that person’s spouse, exceeds $1,000,000. For purposes of calculating net worth under this paragraph, (i) the person’s primary residence shall not be included as an asset; (ii) indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (iii) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability;

■	Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

■	Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in § 230.506(b)(2)(ii);

■	Any entity in which all of the equity owners are accredited investors;

■	Any bank as defined in section 3(a)(2) of the Securities Act of 1933 (the “Act”), or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any insurance company as defined in section 2(a)(13) of the Act; any investment company registered under the Investment Company Act of 1940 (the “1940 Act”) or a business development company as defined in section 2(a)(48) of the 1940; any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

■	Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

■	Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000; and

■	Any director, executive officer, or general partner of the Company as issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of the Company.

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